UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2015

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 22, 2015, Care.com, Inc. (the “Company”) held its annual meeting of stockholders to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 16, 2015. The final voting results from the meeting are set forth below.
Proposal No. 1
Votes regarding the election of three Class II directors to hold office until the Company’s 2018 Annual Meeting of Stockholders were as follows:

Nominee	For	Withheld	Broker Non-Votes
Tony Florence	18,118,158	85,396	4,073,885
J. Sanford Miller	18,105,704	97,850	4,073,885
Antonio Rodriguez	18,105,438	98,116	4,073,885

Proposal No. 2
Votes regarding the ratification of the selection, by the audit committee of the Company’s Board of Directors, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 26, 2015 were as follows:

For	Against	Abstain	Broker Non-Votes
22,250,151	22,887	4,401	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2015	By:	/s/ Diane M. Musi
Diane M. Musi
General Counsel and Corporate Secretary